UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2016

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18340 Yorba Linda Blvd.
Suite 107-245
Yorba Linda, CA 92886

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (866) 878-9695

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

On March 23, 2016, Islet Sciences, Inc. (the “Company”) entered into a Confidential Settlement Agreement and General Release, dated as of March 23, 2016 (the “Settlement Agreement”) with Progenitor Cell Therapy, LLC (“PCT”), a subsidiary of NeoStem, Inc., relating to litigation between the Company and PCT. In its lawsuit filed in the United States District Court for the District of New Jersey in April 2014, PCT had alleged various claims, including breach of contract and unjust enrichment, based on the alleged failure of the Company to pay for services and goods provided by PCT under a January 10, 2012 letter agreement (the “Litigation”).

Under the Settlement Agreement, PCT will execute consent judgments in favor of PCT in the amounts of $125,000, $83,000 and $41,000, PCT will, after its receipt of the final settlement payment, take all necessary action to dismiss the Litigation with prejudice, and each party agreed to release and forever discharge the other party for all claims, known or unknown, arising out of or in connection with the Litigation. As part of the settlement of the Litigation, the Company is required to pay to PCT: (i) $20,000 within one business day of its receipt of a fully executed copy of the Settlement Agreement, (ii) $20,000 within ten business days of its receipt of a fully executed copy of the Settlement Agreement, (iii) $42,000 within 90 days of the payment of the first amount paid in settlement, (iv) $180,000 within 180 days of the payment of the first amount paid in settlement and (v) $41,000 within one year of the payment of the first amount paid in settlement.

Additionally, the Company has agreed to issue shares of its common stock to PCT as partial consideration for the settlement of the Litigation. Within 90 days of the payment of the first amount paid in settlement, the Company will issue to PCT the number of shares of its common stock having a market value of $7,000, within 180 days of the payment of the first amount paid in settlement, the Company will issue to PCT the number of shares of its common stock having a market value of $7,000 and within one year of the payment of the first amount paid in settlement, the Company will issue to PCT the number of shares of its common stock having a market value of $6,000. The shares of common stock to be issued as described above will be pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company and PCT expect to enter into one or more subscription agreements setting forth the terms of the issuance.

Other than in respect of the letter agreement that was the subject of the Litigation, the Litigation itself and the Settlement Agreement, there is no material relationship among the Company or its affiliates and PCT. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to Item 1.01 of this Current Report on Form 8-K. The disclosure contained in Item 1.01 with respect to the obligation of the Company to make payments of cash and securities in settlement is hereby incorporated by reference into this Item 2.03.

Item 3.02                       Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 of this Current Report on Form 8-K. The disclosure contained in Item 1.01 with respect to the issuance of shares as partial consideration for the settlement of the Litigation is hereby incorporated by reference into this Item 3.02.

Item 9.01                       Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
10.1	Confidential Settlement Agreement and General Release, dated March 23, 2016, between Islet Sciences, Inc. and Progenitor Cell Therapy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: March 29, 2016	By:	/s/ David Wilder
Name: David Wilder
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Confidential Settlement Agreement and General Release, dated March 23, 2016, between Islet Sciences, Inc. and Progenitor Cell Therapy, LLC